Exhibit 99.1

United Systems Technology, Inc. Announces Filing of Amended Preliminary Proxy Statement and Revised Price Per Share to Cashed-out Shareholders
                  in the Reverse/Forward Stock Split

    DALLAS--(BUSINESS WIRE)--June 3, 2005--United Systems Technology, Inc. (OTC:USTI) announced today that its Board of Directors has unanimously approved the continued progress of the Company's proposed going private transaction (the "Transaction"), as evidenced by the Company's filing today of an amended preliminary proxy statement and
Schedule 13E-3 with the SEC. Pending shareholder approval, the Transaction will continue to consist of a 1-for-10,000 reverse split of the Company's common stock followed immediately by a 10,000-for-1 forward split of the common stock. However, pursuant to the terms of the amended preliminary proxy statement, Cashed-Out Shareholders will now receive cash consideration from the Company in an amount equal to $0.08 per share on a pre-split basis as a result of the Transaction (as opposed to the $0.0675 per share provided in the Company's original preliminary proxy statement filed with the SEC on March 7,
2005).
    The Board of Directors decided to increase the cash consideration after consideration of a number of factors, including: (1) current and historical market prices; (2) the Company's receipt of an unsolicited indication of interest letter from Constellation Software, Inc. ("Constellation") on May 11, 2005, which was rejected by the Company on May 18, 2005, regarding a possible acquisition by Constellation of all of the issued and outstanding shares of the Company's Common Stock for a price of US $0.10 per share, subject to certain conditions, including, among others, a directors' shares "lock-up" and a $500,000.00 "break-up" fee; and (3) a supplemental analysis of the Common Stock's fair market value, on a non-controlling interest basis, by Weaver and Tidwell, L.L.P. ("W&T"), considering the additional elements of the financial results of the Company's first quarter and the Constellation indication of interest letter.
    In revising the cash consideration for the Transaction, the Board of Directors emphasized that such consideration must be calculated based on the fair value of a non-controlling interest in the Company. The Transaction is designed to reduce the Company's number of shareholders of record to less than 300 so that the Company can realize the significant benefits of no longer being a public reporting company. The Transaction will cash-out only a distinct minority of the Company's shareholders.
    The Company's Board of Directors continues to believe that a going private transaction is in the best interest of the Company and the Company's shareholders, and is consistent with the Board of Directors' long-term plan to maximize shareholder value. As discussed in the amended preliminary proxy statement, the Company is expected to accrue significant benefits, including substantial cost savings and management time savings, as a result of no longer being a public reporting company.

    Forward-looking Statements:

    This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company (i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure, and (ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

    About the Company:

    USTI develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.

    CONTACT: United Systems Technology, Inc.
             Randy McGee, 972-402-8600